EXHIBIT 99.1
                             COMMUNITY BANCORP.

DIVIDEND REINVESTMENT PLAN                   STOCKHOLDER AUTHORIZATION CARD

      I/We hereby appoint Community National Bank (the "Bank") as my/our agent under the Community Bancorp. Dividend Reinvestment Plan (the "Plan") to receive any cash dividends and other distributions that hereafter may become payable to me/us on shares of Common Stock of Community Bancorp. (the "Company") and to apply such funds to the purchase for my/our account of full and fractional shares of the Company's Common Stock. The Bank is also appointed as my/our agent to hold any certificates for shares of Common Stock of the Company that I/we may deposit with it.

      I/We understand that my/our participation in the Plan will be governed by the terms and conditions of the Plan as set forth in the Prospectus describing the Plan, receipt of which is hereby acknowledged, and that I/we may terminate this Authorization at any time by notifying the Bank in writing.

Please sign exactly as the name(s)
appear(s) on the reverse             ______________________   _____________
side. When Shares are held           Shareholder              Date
by joint tenants, all joint
owners must sign. When signing
as attorney, executor                ______________________   _____________
administrator, trustee or            Shareholder              Date
guardian, please give
full title as such. If a
corporation, please sign             ______________________   _____________
in full corporate name by            Shareholder              Date
president or other
authorized officer. If a
partnership, please sign
in partnership name by
authorized person.
                 Name(s)______________________________________

      THIS IS NOT A PROXY -- IF YOU SIGN AND RETURN THIS AUTHORIZATION, CASH DIVIDEND CHECKS WILL NO LONGER BE SENT TO YOU. FURTHER DIVIDENDS WILL BE REINVESTED IN ADDITIONAL SHARES OF STOCK.

      To enroll in the Plan, please sign, date and mail this card to Community National Bank, P.O. Box 259, Derby, Vermont 05829, Attn:
Shareholder Services. An addressed envelope is provided for your convenience.